Exhibit 21.1

Subsidiaries of

Apple Hospitality Two, Inc.

At December 31, 2005

(The state of incorporation or organization of each subsidiary is Virginia, except as noted)

A. Direct Subsidiaries

AHT Carolina GP, Inc.

AHT Carolina LP, Inc.

AHT Redmond, Inc.

AHT Res I GP, Inc.

AHT Res II GP, Inc.

AHT Res III GP, Inc.

AHT Res I LP, Inc.

AHT Res II LP, Inc.

AHT Res III LP, Inc.

AHT Residence Inn II GP, Inc.

AHT Residence Inn II LP, Inc.

AHT-SPE I GP, Inc.

AHT-SPE II GP, Inc.

Apple Hospitality Management, Inc.

Apple Res III Corporation *

Apple Suites, Inc.

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

AHM Carolina GP, Inc.

AHM Carolina LP, Inc.

AHM Carolina Limited Partnership

AHM Res I GP, Inc.

AHM Res II GP, Inc.

AHM Res I LP, Inc.

AHM Res II LP, Inc.

AHM Res I Limited Partnership

AHM Res II Limited Partnership

AHM-SPE I, Inc.

AHT Carolina Limited Partnership

AHT Residence Inn II Limited Partnership

AHT-SPE I Limited Partnership

AHT-SPE II Limited Partnership

Apple Suites Advisors, Inc.

Apple Suites General, Inc.

Apple Suites LP, Inc.

Apple Suites Management, Inc.

Apple Suites-MO, LLC

Apple Suites Pennsylvania Business Trust **

Apple Suites REIT Limited Partnership

Apple Suites SPE I, Inc.

Apple Suites SPE II, Inc.

Apple Suites SPE III, Inc.

Apple Suites SPE IV, Inc.

Apple Suites SPE V, Inc.

Apple Suites SPE Holding, Inc.

Apple Suites Services General, Inc.

Apple Suites Services Limited, Inc.

Apple Suites Services Limited Partnership

Marriott Residence Inn Limited Partnership *

Marriott Residence Inn II Limited Partnership *

Marriott Residence Inn USA Limited Partnership *

Residence Inn III LLC *

*	State of organization is Delaware.
**	State of organization is Pennsylvania.